UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Preliminary Information Statement
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SMACK SPORTSWEAR, INC.

(Name of Registrant as Specified in its Charter)

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SMACK SPORTSWEAR, INC.

20316 Gramercy Place

Torrance, CA 90501

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that our Board of Directors and the holders of a majority of our outstanding common stock have approved:

• A reverse split of our issued and outstanding shares of common stock, $0.001 par value, at a ratio of up to 1-for-3 1/3 (3.33), which ratio shall be determined by our Board of Directors in its sole discretion, and which shall be effectuated, if at all, during the 2015 calendar year.

This action was approved on December 10, 2014 by our Board of Directors. In addition, this action was approved by a majority of our stockholders by written consent in lieu of a special meeting effective February 4, 2015 in accordance with the relevant sections of the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of the action taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  The Information Statement is first being mailed to you on or about February 20, 2015.

The Information Statement is for information purposes only and explains the action taken by written consent.  Please read the accompanying Information Statement carefully.

February 19, 2015	Very truly yours,

/s/ Douglas Samuelson
Douglas Samuelson
Interim Chief Executive Officer

SMACK SPORTSWEAR, INC.

20316 Gramercy Place

Torrance, CA 90501

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.001 par value, of Smack Sportswear, Inc., a Nevada corporation, which we refer to herein as “Company,” “we,” “our,” or “us.”  The mailing date of this Information Statement is on or about February 20, 2015.  The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of an action we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

On February 4, 2015, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 65,128,330 shares of common stock issued and outstanding.  The common stock constitutes the sole outstanding class of voting securities.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On or around December 10, 2014, our Board of Directors approved:

•          A reverse split of our issued and outstanding shares of common stock, $0.001 par value, at a ratio of up to 1-for-3 1/3 (3.33), which ratio shall be determined by our Board of Directors in its sole discretion, and which shall be effectuated, if at all, during the 2015 calendar year.

On February 4, 2015, stockholders who beneficially own in the aggregate 34,536,000 shares, or approximately 53.03% of our issued and outstanding common stock, consented in writing to the above action in accordance with the Nevada Revised Statutes.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. In the ordinary course, future issuances of shares, up to the authorized number of shares provided for in our Articles of Incorporation, will not require the approval of our stockholders under Nevada law.

  The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

The action approved by our shareholders is as follows:

Reverse Stock Split

On February 4, 2015, the shareholders of the Company authorized our Board of Directors to effectuate a reverse stock split, in such Board’s discretion (the “Reverse Stock Split”), if at all. The Reverse Stock Split would cause up to three and one-third (3.33) issued and outstanding shares of the Company’s Common Stock to be changed and converted into one (1) share of Common Stock in the Board’s absolute discretion—to be effectuated, if at all, during the 2015 calendar year.

If the Reverse Split is effected by the Board of Directors, then the Company will continue to have 70,000,000 shares of Common Stock authorized for issuance but the number of outstanding shares of the Company’s Common Stock will be reduced from 65,128,330 shares to as few as approximately 21,709,491 shares. Each shareholder entitled to a fractional share of the Company’s Common Stock as a result of the Reverse Split will receive a whole share of the Company’s Common Stock in lieu of the fractional share. Once the Company effectuates the Reverse Split, the Company will have up to approximately 48,290,509 authorized but unissued shares of Common Stock available for issuance.

The authorized but unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable by the Board of Directors for various purposes including, but not limited to, the issuance of Common Stock in connection with the exercise of outstanding warrants or other convertible or derivative securities that have been or may be issued by the Company, the issuance of Common Stock in financing or acquisition transactions and the issuance of Common Stock to consultants, contractors or employees. The Board of Directors will be able to authorize the issuance of Common Stock for these transactions without the necessity, and related costs and delays, of either calling a special shareholders’ meeting or waiting for the regularly scheduled annual meeting of shareholders in order to increase the authorized capital.

The Reverse Stock Split is not intended to have an anti-takeover effect and is not part of any series of anti-takeover measures included in the Articles of Incorporation or the bylaws of the Company in effect on the date of this Information Statement. However, the additional authorized and unissued shares of Common Stock could be issued to make any attempt to gain control of the Company or the Board of Directors more difficult or time consuming and to make it more difficult to remove management. (See “Effect of Reverse Split and Potential Anti-Takeover Effect” below).

Criteria for Determining the Split Ratio

The Board shall determine the split ratio based upon a review of the capital structure of the Company, including shares and convertible instruments outstanding, share price, general market conditions and the potential benefits that may result from the Reverse Split.

The Reverse Stock Split

The following table reflects the number of shares of Common Stock that would be outstanding as a result of the Reverse Split and the approximate percentage reduction in the number of outstanding shares based on approximately 65,128,330 shares of Common Stock that are anticipated to be outstanding on the date of the Reverse Split.

Proposed Reverse Split Ratio	Percentage Reduction	Approximate Shares of Common Stock to be Outstanding After the Reverse Split
1-for-3.33 reverse split	66.67%	21,709,441

Effectiveness of the Reverse Stock Split and Mechanism for Share Exchange

The Reverse Split will become effective with the approval by the Board of Directors and the completion of all necessary filings with the Nevada Secretary of State, as required by the Nevada Revised Statutes (the “Split Effective Date”). The Board of Directors may abandon the Reverse Split if it determines that it is in the best interests of the Company and our shareholders to do so. The Company must effectuate the Reverse Split before January 1, 2016. If the Company fails to do so before that date, the authority will lapse.

On the Split Effective Date, each three and one-third (3.33) shares of the Company’s Common Stock issued and outstanding or held as unissued immediately prior to the Split Effective Date will automatically, without any action on the part of the holder thereof, be reclassified and changed into one (1) share of Common Stock which the Company will be authorized to issue immediately following the Split Effective Date. If any conversion would create a fractional share, the fractional share will be disregarded and the number of shares of Common Stock issuable upon the conversion, in the aggregate, will be rounded up to the nearest whole number of shares of Common Stock.

The table below illustrates, as of the date of this Information Statement, the number of shares of Common Stock that are issued and outstanding, the number of shares of Common Stock available for issuance and the number of shares of Common Stock that are authorized.

Number of Shares Outstanding	Number of Shares Available for Issuance	Number of Shares Authorized
65,128,330	4,871,670	70,000,000

Giving effect to the Reverse Split and assuming no change to the number of shares of Common Stock that are issued and outstanding on the date of this Information Statement, the table below illustrates the number of shares of Common Stock that will be issued and outstanding, the number of shares of Common Stock that will be available for issuance and the number of shares of Common Stock.

Number of Shares Outstanding	Number of Shares Available for Issuance	Number of Shares Authorized
21,709,491	48,290,509	70,000,000

Effect of Reverse Split and Potential Anti-Takeover Effect

Management does not anticipate that our financial condition, the percentage ownership of the Company’s Common Stock by management, the number of our shareholders, or any aspect of our business will materially change as a result of the Reverse Split. Because the Reverse Split will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock or to convert other securities into Common Stock, the proposed Reverse Split will not alter the relative rights and preferences of existing shareholders. However, as noted above, the number of authorized shares of Common Stock will remain at 70,000,000, but the number of shares of Common Stock outstanding will be decreased. As a result, we could potentially issue a total of up to approximately 48,290,509 additional shares of Common Stock, as opposed to a total of approximately 4,871,670 additional shares of Common Stock that would have been available to issue had the Reverse Split not occurred.

The increase in our authorized shares will not be used by management to make it more difficult or to discourage a future merger, tender offer or proxy contest or the removal of incumbent management. This proposal is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Neither our Articles of Incorporation nor our bylaws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to our Articles of Incorporation or bylaws to institute anti-takeover provisions. We do not presently have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

Advantages and Disadvantages of the Reverse Split

Management believes that the Reverse Split may result in an increase to the trading price of the Company’s Common Stock and enhance its marketability to the financial community. The potential increases in the trading price and greater interest from the financial community could ultimately improve the trading liquidity of the Company’s Common Stock.

A potential disadvantage to the Reverse Stock Split is that we may issue the additional shares of Common Stock, which could substantially dilute the Common Stock holdings of our existing shareholders.

FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe, ” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein.  Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING SECURITIES

AND CONSENTING STOCKHOLDERS

As of the date of the consent by the majority stockholders on February 4, 2015 we had issued and outstanding 65,128,330 shares of common stock and had not issued any preferred stock.  Each share of common stock is entitled to one vote on matters submitted for stockholder approval.

On February 4, 2015, the holders of 34,536,000 shares (or approximately 53.03% of the shares of common stock then outstanding) executed and delivered to the Board of Directors written consents approving the action.  Because the action was approved by stockholders holding a majority of our outstanding shares, no proxies are being solicited with this Information Statement.

The consenting stockholders are set forth below:

Name	Number of Shares	Percent

Bill Sigler	21,643,500	33.23%
Fox Chase	5,000,000	7.68%
Carlos Gonzalez	3,000,000	4.61%
Christopher Jenks	2,900,000	4.45%
William Kruse	1,992,500	3.06%

Total	34,536,000	53.03%

SECURITIES OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 4, 2015 with respect to the beneficial ownership of our common stock:

•   each stockholder believed to be the beneficial owner of more than 5% of our common stock;

•   by each of our directors and executive officers; and

•   all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC.  A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days, including but not limited to the right to acquire through the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days have been exercised.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name.

The percentage of class beneficially owned set forth below is based on 65,128,330 shares of common stock outstanding on February 4, 2015.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percent of Class (1)

Directors and Executive Officers:
Bill Sigler, Director (2)	21,643,500	33.23%
Chris Jenks, Director (2)	2,900,000	4.45%
Doug Samuelson, Interim Chief Executive Officer and Chief Financial Officer (3)	175,000	.27%

All directors and officers as a group (3 persons)	24,718,500	37.95%

5% Stockholders:
Bill Sigler (2)	21,643,500	33.23%
Fox Chase (4)	5,000,000	7.68%

(1)     The percent of class is based on 59,628,330 shares of our common stock issued and outstanding as of December 18, 2014.

(2)     The address for these persons is 20316 Gramercy Place, Torrance, CA 90501.

(3)     The address for this person is 6025 Macadma Ct., Agoura Hills, CA 91301.

(4)     The address for this person is P.O. Box 233, Redondo Beach, CA 90277.

DISSENTERS’ RIGHTS

There is no provision in the Nevada Revised Statutes or in our Articles of Incorporation or By-laws, providing our shareholders with dissenters' rights of appraisal to demand payment in cash for their shares of common stock in connection with the implementation of any of the actions described in this Information Statement.

DELIVERY OF DOCUMENTS TO

SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future stockholders communication documents to any stockholders sharing an address to which multiple copies are now delivered.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC that contain additional information about Novint.  You can inspect and copy these materials at the public reference facilities of the SEC’s office located at 100 F Street, NE, Washington, D.C. 20549 and on its web site at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section. Those persons in the United States may also call 1-202-551-8090 for further information.